                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-12


                       Cross Media Marketing Corporation
.................................................................................
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  ..............................................................

         (2)      Aggregate number of securities to which transaction applies:

                  ..............................................................

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

                  ..............................................................

         (4)      Proposed maximum aggregate value of transaction:

                  ..............................................................

         (5)      Total fee paid:

                  ..............................................................

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ..............................................................

         (2)      Form, Schedule or Registration Statement No.:

                  ..............................................................

         (3)      Filing Party:

                  ..............................................................

         (4)      Date Filed:

                        CROSS MEDIA MARKETING CORPORATION
                          461 FIFTH AVENUE, 19TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 457-1200

                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002

                    -----------------------------------------


TO OUR STOCKHOLDERS:

         Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Cross Media Marketing Corporation ("Cross Media" or the "Company") will be held at Club 101, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. (local time) on May 7, 2002. The Annual Meeting is being held for the following purposes:

         1. To elect a Board of six directors to hold office until the next Annual Meeting and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement; and

         2. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

         Only stockholders of record of Common Stock, as shown by the transfer books of the Company, at the close of business on March 25, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose.

                                      By Order of the Board of Directors

                                      Ronald Altbach
                                      Chief Executive Officer and Chairman
April 8, 2002                         of the Board of Directors
New York, New York

              ----------------------------------------------------

 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS
  POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR
                     PROXY AND VOTE YOUR SHARES IN PERSON.

              -----------------------------------------------------

                        CROSS MEDIA MARKETING CORPORATION
                          461 FIFTH AVENUE, 19TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 457-1200

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cross Media Marketing Corporation, a Delaware corporation ("Cross Media" or the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at Club 101, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. (local time) on May 7, 2002, and at any of its adjournments or postponements, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' proxy for the Annual Meeting, which you may use to indicate your vote on the proposals described in this Proxy Statement. This Proxy Statement and accompanying proxy are first being mailed to Company stockholders on or about April 8, 2002.

         Only stockholders of record, as shown on the transfer books of the Company, at the close of business on March 25, 2002 ("Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. On the Record Date, there were 13,351,051 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), outstanding. The Common Stock is the only outstanding class of capital stock of the Company with voting rights.

         Sending in a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person since the proxy is revocable. All proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will, unless otherwise directed by the stockholder, be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

         The principal executive offices of the Company are located at 461 Fifth Avenue, 19th Floor, New York, New York 10019, and the telephone number of the Company is (212) 457-1200.

                                VOTING PROCEDURES

         The presence, in person or represented by proxy, of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. All shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum.

         A stockholder is entitled to cast one vote for each share held of record on the Record Date on all matters to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes held by persons present at the Annual Meeting in person or represented by proxy will be elected. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicate that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be included in the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-votes are indicated. Abstentions and broker non-votes will have no effect on the election of directors. Cumulative voting is not permitted.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

         The Company is not presently aware of any matters that will be brought before the Annual Meeting which are not reflected in the attached Notice of the Annual Meeting. If any such matters are brought before the Annual Meeting, the persons named in the enclosed proxy will act or vote in accordance with their best judgment.

                                PROXY INFORMATION

         The entire cost of soliciting proxies, include the costs of preparing, assembling and mailing this Proxy Statement, the proxy and any additional soliciting materials furnished to stockholders, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or similar means by officers, directors or employees of the Company, without additional compensation. Upon request, the Company will pay the reasonable expenses incurred by record holders of the Common Stock who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual stockholder reports to beneficial owners.

          VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the Company's Common Stock by
(i) each stockholder known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) all directors of the Company and each nominee for director, (iii) all executive officers of the Company named in the Summary Compensation Table which follows and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to his shares. The stockholdings set forth below reflect all stock splits effected by the Company through the Record Date, and are rounded to the nearest whole share.

                                                                                 AMOUNT OF COMMON
                                                                                STOCK BENEFICIALLY       PERCENT OF
           NAME                                                                       OWNED (1)           CLASS (1)
--------------------------------                                                ------------------       ----------
Michael Lauer                                                                      4,041,614 (2)            29.3%
   475 Steamboat Road
   Greenwich, Connecticut  06830

Lancer Offshore Inc                                                                3,641,614 (3)            26.4%
   Kaya Flamboyan 9
   Curacao, Netherlands Antilles

Ronald Altbach                                                                       457,367 (4)             3.4%

Richard Kaufman                                                                      135,667 (5)               *

Jonathan Bulkeley                                                                    171,405 (6)             1.3%

Richard Cohen                                                                         40,200 (7)               *

Bruce Dorskind                                                                        30,000 (8)               *

Kenneth Lambert                                                                       44,258 (9)               *

Douglas A. Lindgren                                                                  521,442 (10)            3.9%

William R. Morrissey                                                                   3,250 (11)              *

Alan Z. Senter                                                                             0                   *

Chet Borgida                                                                          25,067 (12)              *

Andrew Nelson                                                                         24,567 (13)              *

Steven Gerber                                                                         14,166 (14)              *

All officers and directors as a group                                              1,883,667                13.3%
(15 persons)

--------------------
*        Less than 1%.

(1) The securities "beneficially owned" by an individual are determined as of the Record Date in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes shares of Common Stock referred to in footnote 3 and 400,000 shares of Common Stock owned by Lancer Partners. Mr. Lauer may be deemed a beneficial owner of these shares by virtue of his status as Investment Manager of Lancer Offshore and General Partner of Lancer Partners.

(3) Includes 450,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of March 25, 2002.

(4) Includes 95,000 shares of Common Stock owned by his wife and 251,667 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002. Does not include 288,333 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(5) Includes 126,667 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002 and 6,000 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of March 25, 2002. Does not include 238,333 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(6) Includes 101,618 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002. Does not include 6,986 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(7) Includes 30,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002.

(8) Includes 30,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002.

(9) Includes 20,000 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002. Includes 10,000 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of March 25, 2002. Does not includes 10,000 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(10) Includes 833 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002 and 520,609 shares owned by Excelsior Venture Partners III, LLC. Mr. Lindgren may be deemed a beneficial owner of the shares owned by Excelsior Venture Partners III, LLC by virtue of his status as Co-Chief Executive Officer and Chief Investment Officer of Excelsior Venture Partners III, LLC. Does not includes 4,167 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(11) Includes 1,250 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002. Does not include 3,750 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(12) Includes 21,666 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002. Does not include 78,334 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(13) Includes 21,667 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002. Does not include 68,333 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

(14) Includes 14,166 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2002. Does not include 50,834 shares of Common Stock issuable upon exercise of stock options that vest more than 60 days from March 25, 2002.

                              ELECTION OF DIRECTORS

         In accordance with the Bylaws of the Company, the Company's directors are elected at each Annual Meeting of Stockholders and hold office until the next election of directors and until their successors are duly elected and qualified. The Bylaws provide that the Board of Directors shall consist of one or more directors as fixed from time to time by a vote of a majority of the entire Board of Directors. The Board of Directors currently has fixed the number of directors at six.

         Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The Board of Directors proposes the election of the following nominees as directors:

                                    Ronald Altbach
                                    Richard Kaufman
                                    Jonathan B. Bulkeley
                                    Richard Cohen
                                    William R. Morrissey
                                    Alan Z. Senter

         If elected, each nominee is expected to serve until the 2003 Annual Meeting of Stockholders or his successor is duly elected and qualified. The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Messrs. Altbach, Kaufman, Bulkeley, Cohen and Morrissey are presently directors of the Company. The Board recommends that the stockholders elect the nominees named above as directors of the Company for the ensuing year.

         Mr. Lindgren advised the Company that he declined to stand for re-election as a director of the Company.

         Unless directed otherwise, the persons named in the enclosed proxy intend to vote such proxy for the election of the listed nominees or, in the event of death, disqualification, refusal or inability of any nominee to serve, for the election of such other persons as the Company's Board of Directors may recommend in the place of such nominee to fill the vacancy. Information regarding the six nominees is set forth below.

INFORMATION WITH RESPECT TO DIRECTOR NOMINEES AND DIRECTORS NOT STANDING FOR RE-ELECTION

         The following table sets forth certain information with respect to the director nominees and current directors not standing for re-election. The director nominees were nominated by the Board of Directors. Of the director nominees, Messrs. Altbach, Kaufman, Bulkeley, Cohen and Morrissey currently serve as directors of the Company. There are no family relationships among the current directors or executive officers of Cross Media.

          NAME                              AGE                              POSITION
     DIRECTOR NOMINEES:

     Ronald Altbach (1)                      55                Chairman of the Board, Chief Executive
                                                               Officer, Secretary and Director; Chairman of the Board, Chief
                                                               Executive Officer and Director of the Company's
                                                               wholly-owned subsidiary, Media Outsourcing, Inc. ("MOS")

     Richard Kaufman (1)                     58                Director, President and Chief Operating Officer; President
                                                               and Director of MOS

     Jonathan Bulkeley (1)(2)                41                Director

     Richard Cohen (1)(2)(3)                 51                Director

     William R. Morrissey                    57                Director

     Alan Z. Senter                          60                Director Nominee

     DIRECTORS NOT STANDING FOR RE-ELECTION:

     Bruce Dorskind (2)(3)                   50                Director

     Kenneth Lambert (2)(3)                  50                Director

     Douglas A. Lindgren (3)                 40                Director


--------------------------------
(1)      Member of the Executive Committee.
(2)      Member of the Compensation Committee.
(3)      Member of the Audit Committee.

         There are no other nominees for director known to the Company at this time.

         The following is a brief summary of the background of each director nominee and director not standing for re-election:

Director Nominees

         Mr. Altbach has served as a Director of the Company since October 1998, and has served as Chief Executive Officer and Chairman of the Board since January 2000. Prior thereto, he served as Co-Chairman, Chief Operating Officer and Secretary of the Company since December 1998. From 1996 through June 1998, he served as Vice Chairman of Rosecliff, Inc., a New York based merchant banking operation. From 1995 through 1997, Mr. Altbach served as Chairman of Paul Sebastian, Inc., one of Rosecliff's portfolio companies. Mr. Altbach has served as Chairman of the Board and Director of Media Outsourcing, Inc. ("MOS"), a wholly-owned subsidiary of Cross Media, since April 2001 and as Chief Executive Officer since January 2000.

         Mr. Kaufman has served as a Director of the Company since July 1999 and has been the Company's President and Chief Operating Officer since May 2000. Prior thereto, he served as President and owner of 21st Funding Corporation, a company that arranges debt financing for middle market businesses. In 1968, Mr. Kaufman founded a computer company, Applied Digital Data Systems, Inc., which was listed on the New York Stock Exchange in 1978 and was sold to National Cash Register in 1981. Mr. Kaufman has served as President and Director of MOS since April 2001.

         Mr. Bulkeley has served as a Director of the Company since October 2001. Prior thereto, he was the Chairman of the Board and Chief Executive Officer of LifeMinders, Inc. from January 2001 until October 2001. Mr. Bulkeley served as a Director of LifeMinders, Inc. from August 1999 until October 2001. From January 1999 to January 2000, Mr. Bulkeley was the Chief Executive Officer of barnesandnoble.com. From July 1995 to January 1999, he served as Managing Director of America Online, Inc.'s joint venture with Bertelsmann Online to provide interactive online services in the United Kingdom. Mr. Bulkeley serves on the Boards of Reader's Digest and QXL Ricardo PLC, Europe's leading online auction business.

         Mr. Cohen has served as a Director of the Company since October 1998. He has been President of Richard M. Cohen Consultants, which provides financial consulting services primarily in the multimedia industry, since 1996. From 1993 to 1995 he was President of General Media, Inc., a publishing company with an international market presence. Mr. Cohen serves on the Boards of Directors of Greg Manning Auctions, Inc., Directrix, Inc. and Interlink Inc.

         Mr. Morrissey has served as a Director of the Company since August 2001. He has been President of WRM Consulting, a firm that he founded that specializes in using new information technologies to enhance marketing programs for both consumer and business-to-business sellers, since February 1995. From 1989 to 1995, he served as Executive Vice President of McCann-Erickson and Worldwide Director of McCann Direct, an advertising agency. Mr. Morrissey serves on the Boards of Directors of Gerber Life Insurance and the Westchester County Historical Society.

         Mr. Senter has been Chairman of AZ Senter Consulting, LLC, a financial advisory firm, since 1996. Prior thereto, he was Executive Vice President and Chief Financial Officer of Nynex Corporation (now Verizon) from 1994 to 1996. Mr. Senter serves on the Boards of Directors of XL Capital Ltd. and Genesys SA. He previously served on the Boards of Directors of InverVU, Inc., Advanced Radio Telecom, Inc. InnoCap.N.V., NYNEX Cablecom (U.K.), Bell Atlantic NYNEX Mobile, NYNEX Credit Co., Nynex Asset management, International Specialty Products, Inc., GAF Corp., Rank Zerox, Ltd., and Xerox Financial Services, Inc.

Directors Not Standing for Re-election

         Mr. Dorskind has served as a Director of the Company since March 2000. He has been the owner and managing director of The Dorskind Group since 1993. The Dorskind Group is a strategic consulting firm specializing in recruitment communications, international recruitment, and business development for the financial services, marketing communications and publishing industries.

         Mr. Lambert has served as a Director of the Company since March 2000. Mr. Lambert is the Managing Partner and Chief Executive Officer of Xulu Group Inc. He has been the Managing Partner and Chief Executive Officer of The Lambert Consulting Group LLC, a firm that provides strategic marketing and consulting to Internet companies, since 1998. From 1993 to 1998 he served in various executive and Board level positions with D'Arcy Macius Benton & Bowles, Inc., an international marketing communications organization.

         Mr. Lindgren has served as a Director of the Company since October 2001. Prior thereto, he served as a Director of LifeMinders, Inc. from February 1999 until October 2001. Mr. Lindgren is a

Managing Director of United States Trust Company of New York and is the Co-Chief Executive Officer and Chief Investment Officer of Excelsior Venture Partners III, LLC. From May 1988 through March 1995, Mr. Lindgren served in various capacities for Inco Venture Capital Management, Inc., including the positions of President and Managing Principal from January 1993 through March 1995. Mr. Lindgren currently serves on the boards of directors of ReleaseNow.com, PowerSmart, Inc., Ethertronics, Inc., MIDAS Vision Systems, Virtual Silicon Technology, Inc., First Source Corp., Market First Software, Inc. and Zeus Wireless, Inc.

EXECUTIVE OFFICERS AND KEY EMPLOYEES WHO ARE NOT DIRECTORS

         Chet Borgida, age 57, has served as Senior Vice President and as Chief Financial Officer since June 2001. Prior thereto, Mr. Borgida was a partner since 1977 at Grant Thornton LLP, accountants and management consultants. Mr. Borgida serves on the Board of Directors of Correctional Services Corporation.

         Daniel Berman, age 40, has served as Senior Vice President - Operations since July 2001. Mr. Berman was the founder of TBC Consulting Group and served as its President from 1991 until July 2001. Mr. Berman is presently Chairman of the Board of TBC Consulting Group.

         Steven Gerber, age 32, has served as Senior Vice President - Marketing since December 2001. Prior thereto, he served as Vice President - Marketing of Cross Media from April 2001 until October 2001. From June 2000 until March 2001, he was Chief Operating Officer of HotSocket.com, an interactive marketing company.

         David N. Mahony, age 41, has served as Vice President - Projects and Processes since October 2001. Prior thereto, Mr. Mahony was Chief Operating Officer of LifeMinders, Inc. from November 1999 until October 2001. From June 1994 until November 1999, Mr. Mahony was Senior Vice President, Finance of First USA, Inc.

         Andrew Nelson, age 32, has served as Senior Vice President - Sales and Marketing since October 2000 and as Senior Vice President - Sales and Marketing since January 2001. From April through September 2000, Mr. Nelson served as Chief Marketing Officer of Triad Marketing Group, a discount buying club and membership company. From March 1997 through March 2000, Mr. Nelson served as President of Real Marketing Services, a telemarketing service bureau specializing in Business-to-Consumer, Inbound and Outbound teleservices. Prior thereto, Mr. Nelson was Senior Vice President of First Class Marketing, a direct marketing and teleservices operation.

         Anthony Pironti, age 53, has served as President of National Syndications Inc., a wholly-owned subsidiary of Cross Media ("NSI"), since January 2002. Mr. Pironti founded NSI in 1984 and served as Chief Executive Officer of NSI from 1984 until 2002. Mr. Pironti co-founded Preferred Consumer Marketing, a wholly-owned subsidiary of Cross Media ("PCM"). Mr. Pironti has served as President of PCM since 1990.

         Christopher Thompson, age 26, has served as Chief Technology Officer since November 2000. Prior thereto, Mr. Thompson was the Chief Technology Officer of WeFusion.com, Inc. from August 1999 through November 2000 and the Chief Web Architect of WeFusion.com, Inc. from September 1998 through August 1999. From July 1998 through August 1999, he was the Network Engineer of The George Washington University's Oracle Financials Project. From April 1996 through July 1998, he was the Senior Systems Engineer for APCO Associates, Inc.

BOARD OF DIRECTORS, COMMITTEES AND ATTENDANCE AT MEETINGS

         The Board of Directors held nine meetings during the 2001 fiscal year. None of the directors attended less than 75% of all of the meetings of the Board of Directors (held during the period for which he was a director) and the meetings of all committees of the Board on which such director served except for Bruce Dorskind who attended 45% of all of the meetings of the Board of Directors and the meetings of all committees of the Board on which he served.

         The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee, which is currently composed of Messrs. Cohen, Dorskind, Lambert and Lindgren, reviews the professional services provided by the Company's independent auditors and monitors the scope and results of the annual audit; reviews proposed changes in the Company's financial and accounting standards and principles; reviews the Company's policies and procedures with respect to its internal accounting, auditing and financial controls; makes recommendations to the Board on the engagement of the independent auditors and addresses other matters that may come before it or as directed by the Board of Directors. None of Messrs. Cohen, Dorskind Lambert or Lindgren is currently an officer of the Company or of any of its subsidiaries, and all are "independent" under the AMEX listing requirements as currently in effect. The Audit Committee held one meeting during the 2001 fiscal year.

         The Compensation Committee currently consists of Messrs. Lambert, Bulkeley, Cohen and Dorskind. The purpose of the Compensation Committee is to review, on an annual basis or more frequently as it deems appropriate, the performance of the executive officers of the Company, review the amount and form of compensation payable to the executive officers of the Company and report to the Board on an annual basis, making recommendations regarding compensation of the executive officers. In addition, the Compensation Committee administers the 1998 Stock Option Plan. The Compensation Committee held one meeting during the 2001 fiscal year.

         The Board of Directors also has an Executive Committee, which currently consists of Messrs. Altbach, Kaufman, Bulkeley and Cohen. The Executive Committee has been empowered to exercise all of the powers and authorities of the Board of Directors in the management of the business and affairs of the Corporation, except that the Executive Committee does not have power and authority with respect to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Corporation. The Executive Committee held one meeting during the 2001 fiscal year.

AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors consists of Messrs. Cohen, Dorskind, Lambert and Lindgren. Each member is "independent," as defined in Section 121(A) of the American Stock Exchange's listing standards. Mr. Cohen is the chairman of the Audit Committee.

         The Audit Committee's specific responsibilities are set forth in its written charter as previously filed as Appendix A to the Company's proxy statement filed on May 15, 2001 with the Securities and Exchange Commission.

         As required by its charter, the Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2001 and met with management and Grant Thornton LLP, the Company's independent accountants, to discuss the audited financial statements. The Audit Committee also discussed with representatives of Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards 61, "Independence Discussion with Audit Committees."

         The Audit Committee received the written disclosures and the Confirming letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Grant Thornton LLP its independence from the Company. The Audit Committee also considered whether the provision of non-audit services by Grant Thornton LLP is compatible with its maintaining auditor independence.

         Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Fees

         Grant Thornton LLP has billed the Company the following fees for professional services rendered in respect of the Company's fiscal year ended December 31, 2001:

         Audit Fees:                                                  $506,132.00
         Financial Information Systems Design and
         Implementation Fees:                                         $ 46,382.18
         All Other Fees:                                              $128,873.00

         The Audit Fees listed above were billed for services provided by Grant Thornton LLP in connection with its audit of the Company's financial statements for the fiscal year ended December 31, 2001 and the review of the financial statements included in the Company's quarterly reports on Form 10-QSB for that fiscal year. With respect to the amount listed above for "All Other Fees," $64,999.00 of the total was billed for providing tax services and the remaining fees totaling $63,874.00 were billed for services provided in connection with the Company's acquisition of LifeMinders, Inc.

         The Audit Committee has considered whether the provision of services in the preceding two paragraphs is compatible with maintaining Grant Thornton's independence.

                               The Audit Committee

Richard Cohen (Chairman)   Bruce Dorskind    Ken Lambert     Douglas A. Lindgren

COMPENSATION OF DIRECTORS

         Currently, non-employee directors receive compensation of $2,500 for each Board meeting attended. Each non-employee director who serves as a Chairman on a Board of Directors Committee receives $1,500 for each committee meeting attended. Each non-employee director who serves on a Board of Directors Committee receives $1,000 for each committee meeting attended. Each non-employee director receives options to purchase 5,000 shares of Common Stock upon initially becoming a director of the Company as compensation for services provided as a director. In 2001, Messrs. Morrissey, Bulkeley and Lindgren each received options to purchase 5,000 shares of Common Stock. Any additional option grants will be in the discretion of the Compensation Committee.

         Board members are reimbursed for reasonable expenses incurred in connection with attending meetings of the Board and of committees of the Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's Common Stock to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, Richard Cohen filed a statement of changes in beneficial ownership on Form 4 late and Steven Gerber filed an initial statement of beneficial ownership of securities on Form 3 late and that all other Section 16(a) executive officers, directors and greater than ten percent beneficial stockholders complied with applicable Section 16(a) requirements during the year ended December 31, 2001.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors is composed of directors who are not employees of the Company, and is responsible for developing and making recommendations to the Board with respect to Company executive compensation programs. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The members of the Compensation Committee of the Board of Directors during 2001 were Messrs. Cohen, Bulkeley, Dorskind and Lambert.

         The policies of the Company's executive compensation program are to:

         1. Provide compensation that will attract and retain superior executive talent;

         2. Support the achievement of the goals contained in the Company's annual plan by linking a portion of the executive officer's compensation to the achievement of such goals; and

         3. Enhance stockholder value by the use of stock options to further align the interests of the executive officers with those of stockholders.

         The Compensation Committee believes that its executive compensation program provides an overall level of compensation opportunity that is competitive to that offered within the Company's industry. Actual compensation levels may be greater or less than competitive levels based on surveys that are reviewed by the Compensation Committee.

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, the executive benefit program consisting of medical reimbursement, salary continuation and supplemental retirement income, long term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company, including group medical and life insurance coverage and participation in the 401(k) plan. In determining the level of base salary, annual incentive compensation and stock options for executive officers, the Compensation Committee reviews the recommendations made by the Chief Executive Officer with respect to subordinate executive officers, reviews surveys of compensation data for comparable companies and uses its discretion to set compensation for individual executive officers, including the Chief Executive Officer, at levels where, in its judgment, external, internal or individual circumstances warrant.

Base Salary

         Base salary levels for the Company's executive officers are set competitively relative to companies in Cross Media's industry of comparable size within New York, as well as in the United States. In determining salaries, the Compensation Committee also takes into account individual experience and performance of executive officers as it relates to the particular needs of the Company.

Annual Incentive Compensation

         Annual incentive compensation is awarded to executive officers and key managers in the form of cash bonuses. The purpose of such cash bonuses is to provide a direct financial incentive to the executives to achieve the annual goals of the Company as set forth in the beginning of the year in the annual plan. In 2001, the following measures were taken into consideration by the Compensation Committee in evaluating the payment of bonuses:

         1.       Return on equity
         2.       Return on average assets
         3.       Change in net income compared to the prior fiscal year
         4.       Individual performance

         If the Compensation Committee determines the Company has not achieved its objectives, no bonuses will be awarded. In 2001, Messrs. Altbach and Kaufman were each awarded a bonus of $100,000 and Mr. Borgida was awarded a bonus of $50,000.

Stock Options

         The Compensation Committee uses the 1998 Stock Option Plan (the "1998 Plan") as the Company's long-term incentive plan for directors, executive officers, key employees and consultants. The objectives of the 1998 Plan are to align the long-term interests of executive officers and stockholders by creating a direct link between executive compensation and stockholder return and to enable executives to develop and maintain a significant long-term equity interest in the Company. The 1998 Plan authorizes the Compensation Committee to award stock options to directors, officers, key employees and consultants. In general, under the 1998 Plan, options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant up to ten years after the date of grant. Awards are made at a level calculated to be competitive within the Company's industry based on reviews of industry surveys. In 2001, stock options were awarded to Ronald Altbach, Richard Kaufman, Chet Borgida, Steven Gerber and Andrew Nelson. See "Option Grants in 2001." Additionally, in 2001, 40,000 stock options were awarded to Daniel Berman and 20,000 stock options were awarded to David N. Mahony.

         On October 24, 2001, Cross Media completed the acquisition of LifeMinders, Inc. pursuant to the provisions of the Amended and Restated Agreement and Plan of Merger dated as of August 20, 2001 between Cross Media and LifeMinders (as amended), referred to as the merger agreement. Under the terms of merger agreement, LifeMinders merged with and into Cross Media and Cross Media assumed options granted under Mindersoft, Inc. 1998 Stock Option Plan (the "Mindersoft Plan"), SmartRay Network, Inc. Stock Option and Restricted Stock Purchase Plan (the SmartRay Plan") and LifeMinders, Inc. 2000 Stock Incentive Plan (the "LifeMinders Plan," and collectively with the Midersoft Plan and the SmartRay Plan, the "Plans"). The holders of LifeMinders options or rights to purchase shares of LifeMinders common stock under the Plans, became entitled to receive options to purchase .2596 shares of Cross Media Common Stock for each option to purchase one (1) share of LifeMinders common stock, with the exercise price proportionately adjusted. Immediately after the consummation of the merger, Cross Media effected a 1-for-5 share reverse stock split.

         The terms of the MinderSoft Plan permitted grants of stock options that were intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, referred to as the Code, as well as stock options that were not intended to so qualify, referred to as non-qualified stock options. Employees, directors and consultants of LifeMinders or any parent or subsidiary of LifeMinders were eligible to receive non-qualified stock options under the MinderSoft Plan. Only employees (including employees who were also members of LifeMinders' board of directors) of LifeMinders or any parent or subsidiary of LifeMinders were eligible to receive incentive stock options under the MinderSoft Plan. After applying the Conversion Ratio to the number of outstanding options to purchase LifeMinders common stock under the MinderSoft Plan immediately prior to the merger of LifeMinders into Cross Media, and giving effect to Cross Media's Reverse Split, up to 29,386 shares of Cross Media Common Stock may be issued under outstanding options granted under the MinderSoft Plan.

         The terms of the SmartRay Plan permitted grants of stock options that were intended to qualify as incentive stock options under Section 422 of the Code, as well as stock options not intended to so qualify, referred to as non-qualified stock options. The terms of the SmartRay Plan also permitted the award of stock purchase rights, referred to as awards. LifeMinders assumed the SmartRay Plan as part of its acquisition of SmartRay Network, Inc, referred to as SmartRay, in August 2000. Employees, directors and consultants of SmartRay or any parent or subsidiary of SmartRay were eligible to receive non-qualified stock options and awards under the SmartRay Plan. Only full-time employees (including officers and directors who were full-time employees) of SmartRay or any parent or subsidiary of SmartRay were eligible to receive incentive stock options under the SmartRay Plan. After applying the Conversion Ratio to the number of outstanding options and awards under the SmartRay Plan immediately prior to the merger of LifeMinders into Cross Media, and giving effect to Cross Media's Reverse Split, up to 216,932 shares of Cross Media Common Stock may be issued under outstanding options and granted under the SmartRay Plan. These shares may be authorized and unissued shares or may be shares issued and thereafter acquired by Cross Media. The aggregate number and kind of shares issuable under the SmartRay Plan and under any options and awards granted under the SmartRay Plan, and the exercise price per share, is subject to appropriate adjustment in accordance with the terms of the SmartRay Plan for any increase or decrease in the number of issued shares of Cross Media Common Stock, or exchange of different securities for Cross Media Common Stock, resulting from a reorganization, merger, consolidation, stock split, split-up, combination or exchange of shares or declaration of a dividend payable in shares of Cross Media Common Stock.

         The LifeMinders Plan was divided into five separate equity incentive programs, including a direct stock issuance program and the following option grant programs: the Discretionary Option Grant Program, the Salary Investment Option Grant Program, the Automatic Option Grant Program and the Director Fee Option Grant Program. The Discretionary Option Grant Program permitted grants of stock options that were intended to qualify as incentive stock options under
Section 422 of the Code, as well as stock options not intended to so qualify, referred to as non-qualified stock options. Only non-qualified stock option grants were permitted under the other three option grant programs of the LifeMinders Plan. Although the summary that follows refers to the LifeMinders Plan throughout, it is intended to relate only to the terms of the Discretionary Option Grant Program and options granted under that program, unless expressly stated otherwise.

         Employees, directors, consultants and independent advisors of LifeMinders or any parent or subsidiary of LifeMinders were eligible to receive non-qualified stock options under the Discretionary Option Grant Program. Only employees (including employees who were also directors) of LifeMinders or any parent or subsidiary of LifeMinders were eligible to receive incentive stock options under the Discretionary Option Grant Program. Only certain highly compensated LifeMinders employees and officers or directors of LifeMinders that were subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934 were eligible to be selected by LifeMinders' board of directors to participate in the Salary Investment Option Grant Program. Only non-employee member of LifeMinders' board of directors were eligible to receive stock options under the Automatic Option Grant Program and the Director Fee Option Grant Program. After applying the Conversion Ratio to the number of outstanding options under the LifeMinders Plan immediately prior to the merger of LifeMinders into

Cross Media, and giving effect to Cross Media's Reverse Split, up to 451,506 shares of Cross Media Common Stock may be issued under outstanding options granted under the LifeMinders Plan. These shares may be authorized and unissued shares or may be shares issued and thereafter acquired by Cross Media. The aggregate number and kind of shares issuable under the LifeMinders Plan and under any options granted under the LifeMinders Plan, and the exercise price per share, is subject to appropriate adjustment for any change in the number of issued shares of Cross Media Common Stock by reason of any Corporate Transaction (as defined in the LifeMinders Plan), stock split, stock dividend, recapitalization, combination or exchange of shares or other change affecting the outstanding shares of Cross Media Common Stock without receipt of consideration by Cross Media.

         No additional options will be granted under the Plans. David Mahony and Jonathan Bulkeley had options assumed under the Plans. See "Certain Relationships and Related Transactions."

Employment and Consulting Contracts

         In April 2001, Cross Media entered into a new employment agreement with Mr. Altbach, effective May 1, 2001. Under Mr. Altbach's employment agreement, Mr. Altbach will be entitled to a minimum annual base salary of $425,000 plus non-discretionary quarterly bonuses, ranging from a minimum of $25,000 to a maximum of $75,000 upon Cross Media achieving quarterly performance goals set by the Board of Directors. Mr. Altbach will also be entitled to an annual bonus for 2002 and 2003, in amounts determined by the Board of Directors, based upon performance goals established by the Board of Directors. Mr. Altbach receives a maximum monthly car allowance of $2,000, which amount increases by five percent on each May 1 subsequent to the effective date of the new Altbach employment agreement. The term of Mr. Altbach's employment agreement continues through December 31, 2003. However, Cross Media may terminate Mr. Altbach's employment at any time, with or without cause, provided that any termination without cause requires Cross Media to continue to pay Mr. Altbach his base salary, benefits and guaranteed bonuses through the end of the term and results in acceleration of vesting of all unvested options granted to him. If Mr. Altbach's employment is terminated by Cross Media following a change in control of Cross Media, he is entitled to his base salary and bonus pro-rated through the date of termination, a $200,000 severance payment and immediate vesting of all unvested options. Mr. Altbach is also entitled to a $425,000 severance payment if Cross Media fails to extend the term of Mr. Altbach's employment beyond December 31, 2003.

         In May 2000, Cross Media entered into an employment agreement with Richard Kaufman, which agreement was amended, effective May 1, 2001. Under Mr. Kaufman's employment agreement, Mr. Kaufman is entitled to a minimum annual base salary of $330,000 plus non-discretionary quarterly bonuses, ranging from a minimum of $25,000 to a maximum of $75,000 upon Cross Media achieving quarterly performance goals set by the Board of Directors. Mr. Kaufman will also be entitled to an annual bonus for 2002 and 2003, in amounts determined by the Board of Directors, based upon performance goals established by the Board of Directors. Mr. Kaufman receives a maximum monthly car allowance of $1,500, which amount increases by five percent on each May 1 subsequent to the effective date of the employment agreement. The term of Mr. Kaufman's employment agreement continues through December 31, 2003. However, Cross Media may terminate Mr. Kaufman's employment at any time, with or without cause, provided that any termination without cause requires Cross Media to continue to pay Mr. Kaufman his base salary, benefits and guaranteed bonuses through the end of the term and results in acceleration of vesting of all unvested options granted to him. If Mr. Kaufman's employment is terminated by Cross Media following a change in control of Cross Media, he is entitled to his base salary and bonus pro-rated through the date of termination, a $200,000 severance payment and acceleration of vesting of all unvested options. Mr. Kaufman is also entitled to a $330,000 severance payment if Cross Media fails to extend the term of Mr. Kaufman's employment beyond December 31, 2003.

         On May 7, 2001, Cross Media entered into an employment agreement with Chet Borgida. Under Mr. Borgida's employment agreement, Mr. Borgida is entitled to a minimum annual base salary of $280,000 for fiscal year 2001 and $300,000 for fiscal years 2002 and 2003. Mr. Borgida is entitled to receive quarterly bonuses of a minimum of $18,750 and a maximum of $43,750. The actual amounts of the quarterly bonus will be based upon Cross Media achieving applicable quarterly performance goals set by the Board of Directors for the years 2002 and 2003. Mr. Borgida is entitled to receive an annual bonus of up to $50,000 for fiscal years 2002 and 2003 based upon achieving annual performance goals set by its Board of Directors. Upon commencement of employment, Mr. Borgida received a $37,500 bonus and was granted options to purchase 80,000 shares of Common Stock. Mr. Borgida receives a maximum monthly car allowance of $1,500 per month. The term of Mr. Borgida's employment agreement continues through December 31, 2003. However, Cross Media may terminate Mr. Borgida's employment at any time, with or without cause, as defined in Mr. Borgida's employment agreement. If Cross Media terminates Mr. Borgida's employment for any reason other than for cause, or if Mr. Borgida terminates his employment for good reason, Cross Media must pay Mr. Borgida his base salary, benefits and guaranteed bonuses throughout the remainder of the term and all of Mr. Borgida's unvested options will immediately vest and become exercisable. Additionally, if Mr. Borgida terminates his employment following a change of control, as defined in Mr. Borgida's employment agreement, Cross Media will pay to Mr. Borgida $200,000 and all of Mr. Borgida's unvested options will immediately vest and become exercisable. Mr. Borgida is also entitled to a $325,000 payment if Cross Media fails to extend the term of his employment beyond December 31, 2003.

         Cross Media entered into an employment agreement with Steven Gerber, effective January 1, 2002. Under Mr. Gerber's employment agreement, Mr. Gerber is entitled to a minimum annual base salary of $200,000 for fiscal year 2002 and $225,000 for fiscal year 2003. Mr. Gerber is also entitled to receive quarterly bonuses, payable of a minimum of $6,250 and a maximum of $25,000 in 2002 and $37,500 in 2003, based upon Cross Media achieving performance goals set by the Board of Directors. Mr. Gerber may also receive an annual bonus for each of 2002 and 2003, of up to $100,000 and $150,000, respectively, based upon achieving annual performance goals set by the Board of Directors. Upon signing the agreement, Mr. Gerber was granted options to purchase 30,000 shares of Common Stock and options to purchase 30,000 shares of Common Stock in connection with the acquisition of LifeMinders, Inc. The term of Mr. Gerber's employment agreement continues through December 31, 2003. However, Cross Media may terminate Mr. Gerber's employment at any time, with or without cause, as defined in Mr. Gerber's employment agreement. If Cross Media terminates Mr. Gerber's employment for any reason other than for cause, or if Mr. Gerber terminates his employment for good reason, as defined in Gerber's employment agreement, Cross Media must pay Mr. Gerber his base salary, benefits and guaranteed bonuses throughout the remainder of the term and all of Mr. Gerber's unvested options will immediately vest and become exercisable. Additionally, if Mr. Gerber terminates his employment following a change of control, as defined in Mr. Gerber's employment agreement, Cross Media will pay to Mr. Gerber $125,000 and all of Mr. Gerber's unvested options will immediately vest and become exercisable. Mr. Gerber is also entitled to a $112,500 payment if Cross Media fails to extend the term of his employment beyond December 31, 2003.

         Cross Media entered into an employment agreement with Andrew Nelson, effective November 2, 2000. Under Mr. Nelson's employment agreement, Mr. Nelson is entitled to a minimum annual base salary of $225,000 for fiscal year 2001 and $250,000 for fiscal year 2002. Mr. Nelson is also entitled to receive an annual performance bonus, payable in quarterly installments, of not less than $100,000 and not more than his base salary for the fiscal year, based upon Mr. Nelson's performance during each year, as measured by mutually established goals and criteria. Mr. Nelson received a $50,000 bonus upon signing the agreement and was granted options to purchase 25,000 shares of Common Stock under Cross Media's employee stock option plan. In addition, Mr. Nelson is entitled to additional bonuses if Cross Media enters into an agreement with HotSocket.com or E-Revenue Partners and will be granted additional options to purchase 15,000 shares of Common Stock under Cross Media's employee stock option if an agreement is executed. Cross Media entered into an agreement with HotSocket.com and Mr. Nelson received these options and is entitled to receive additional quarterly bonuses based on performance of Cross Media's on-line club membership program for two years beginning September 30, 2001. The term of Mr. Nelson's employment agreement continues through November 1, 2002. However, Cross Media may terminate Mr. Nelson's employment at any time, with or without cause, as defined in Mr. Nelson's employment agreement. If Cross Media terminates Mr. Nelson's employment for any reason other than for cause, Cross Media must pay Mr. Nelson his base salary, benefits and guaranteed bonuses throughout the earlier of six months from the date of termination and November 1, 2002.

         The Company has also entered into employment agreements with Daniel Berman, David N. Mahony, Anthony R. Pironti and Christopher Thompson.

Policy with Respect to Section 162(m) of the Internal Revenue Code

         Generally, Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder (collectively, "Section 162(m)"), deny a deduction to any publicly held company, such as the Company, for certain compensation exceeding $1,000,000 paid to the chief executive officer and four other highest paid executive officers excluding (among other things) certain performance based compensation. The Compensation Committee has considered the impact of Section 162(m) and, based on current compensation levels of the executive officers of the Company, believes that it will not have a material adverse effect on the Company in 2001.

                           The Compensation Committee

 Richard Cohen      Jonathan Bulkeley        Bruce Dorskind         Ken Lambert

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation paid by the Company for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2001, 2000 and 1999 to
(1) the Chief Executive Officer of the Company and (2) each executive officer of the Company whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2001.

                                                ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                         ------------------------------------   ----------------------
                                                                    OTHER
                                FISCAL                              ANNUAL            SECURITIES            ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS     COMPENSATION     UNDERLYING OPTIONS       COMPENSATION
  ---------------------------   ------   ---------   ---------   ------------     ------------------       ------------
  Ronald Altbach, Chairman of    2001    $ 425,000   $ 345,000   $         --           230,000            $         --
  the Board of Directors and     2000    $ 350,000   $ 125,000   $         --           250,000            $         --
  Chief Executive Officer        1999    $ 313,670   $      --   $         --            30,000            $         --

  Richard Kaufman, President,    2001    $ 330,000   $ 345,000   $         --           215,000            $         --
  Chief Executive Officer and    2000    $ 222,000   $ 135,164   $    192,098(1)        150,000            $         --
  Director

  Chet Borgida, Senior Vice      2001    $ 163,333   $ 180,500   $         --           100,000            $         --
  President and Chief
  Financial Officer

  Andrew Nelson, Senior Vice     2001    $ 225,000   $ 285,000   $         --            65,000            $         --
  President-Sales and Marketing  2000    $  16,667   $      --   $         --            25,000            $         --

  Steven Gerber, Senior Vice     2001    $ 120,833   $ 20,000    $         --            65,000            $         --
  President-Marketing

-----------------------------
(1) Prior to entering into full time employment with the Company, Mr. Kaufman owned a consulting firm that received payments of $181,000 from the Company in 2000.

OPTION GRANTS IN 2001

         The following table sets forth information concerning the number of stock options granted during 2001 to executive officers of the Company.

                                NUMBER OF SECURITIES       % OF TOTAL OPTIONS
                                UNDERLYING OPTIONS         GRANTED TO EMPLOYEES  EXERCISE PRICE
        NAME                           GRANTED                  IN 2001             PER SHARE     EXPIRATION DATE
        Ronald Altbach                  90,000                    9.0%               $5.00        April 26, 2006
                                       140,000                   14.0%               $8.72        December 4, 2006

        Richard Kaufman                 75,000                    7.5%               $5.00        April 26, 2006
                                       140,000                   14.0%               $8.72        December 4, 2006

        Chet Borgida                    80,000                    8.0%               $8.55        June 4, 2006
                                        20,000                    2.0%               $8.72        December 4, 2006

        Andrew Nelson                   15,000                    1.5%               $5.25        March 20, 2006
                                        50,000                    5.0%               $8.72        December 4, 2006

        Steven Gerber                   35,000                    3.5%               $5.25        April 2, 2006
                                        30,000                    3.0%               $8.72        December 4, 2006

AGGREGATED OPTION EXERCISES IN 2001 AND 2001 YEAR-END OPTION VALUES

         The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at December 31, 2001 held by the executive officers of the Company named in the Summary Compensation Table. In 2001, no stock options were exercised by any of those executive officers.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                              SHARES                            OPTIONS AT            IN-THE-MONEY OPTIONS AT
                            ACQUIRED ON      VALUE          DECEMBER 31, 2001          DECEMBER 31, 2001(2)
            NAME             EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
  Ronald Altbach                 0             0             208,333/331,667             $300,000/$39,200
  Richard Kaufman                0             0              92,500/272,500             $50,000/$289,200
  Chet Borgida                   0             0              13,333/86,667               $6,000/$35,600
  Andrew Nelson                  0             0              12,083/77,917               $31,728/$91,522
  Steven Gerber                  0             0               5,833/59,167              $21,874/$117,775

--------------------------
(1) Represents the difference between the last sale price of the Common Stock on the date of exercise, as reported on the American Stock Exchange, and the exercise price per share of the options exercised multiplied by the number of options exercised.

(2) Represents the difference between $9.00, the last sale price of the Common Stock on December 31, 2001, as reported on the American Stock Exchange, and the exercise price per share of in-the-money options multiplied by the number of exercisable and unexercisable options held, respectively.

1998 STOCK OPTION PLAN

         The 1998 Stock Option Plan (the "1998 Plan") was approved by the stockholders of the Company in April 1999 and certain amendments to the 1998 Plan were approved at the 1999 Annual Meeting, 2000 Annual Meeting, 2001 Annual Meeting and Special Meeting of Stockholders held on October 24, 2001. Pursuant to the 1998 Plan, stock options have been granted which qualify under the Internal Revenue Code as incentive stock options ("Incentive Options") as well as stock options that do not qualify as Incentive Options under the Internal Revenue Code ("Non-Qualified Options"). All directors and officers and key employees of the Company or any current or future subsidiary who are employed on a full-time basis were eligible to receive an option or options under the 1998 Plan. As of December 31, 2001, options to purchase an aggregate of 1,878,400 shares of Common Stock had been granted pursuant to the 1998 Plan.

         The purpose of the 1998 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company and its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interest in the Company with those of the Company's stockholders. The 1998 Plan is administered by the Compensation Committee (the "Committee") which is appointed by the Board. The Committee is to determine, among other things, which directors, officers, key employees and consultants receive an option or options, the type of option (Incentive Options or Non-Qualified Options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability, and, subject to certain other provisions to be discussed below, the option price and duration of the option.

         The exercise price of stock options granted under the 1998 Plan is determined by the Administrator. However, under the terms of the 1998 Plan, the price at which incentive stock options are issued may not be less than 100% of the fair market value of the Company's Common Stock on the date of grant of the option, or less than 110% of the fair market value in the case of an Incentive Option granted to a stockholder who owns shares representing more than 10% of the total combined voting power of all classes of stock of the Company, referred to as a 10% stockholder. The rate of option exercisability is set by the Committee at the time of grant. Unless terminated earlier by the option's terms, options expire ten years after the date they are granted, or, in the case of an Incentive Option granted to a 10% stockholder, five years after the date they are granted.

         During the year ended December 31, 2001, 1,003,000 options were granted under the 1998 Plan. As of March 25, 2002, stock options for an aggregate of 2,181,400 shares were awarded under the 1998 Plan of which options to purchase an aggregate of 1,200,000 shares were awarded to executive officers at exercise prices ranging from $5.00 to $11.25 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 2000, Cross Media paid a total of $181,000, respectively, to a consulting firm owned by Richard Kaufman, a Director of Cross Media, and, as of May 2000, Cross Media's President and Chief Operating Officer, for services rendered in connection with the financing relating to Cross Media's acquisition of substantially all the assets and certain liabilities of Direct Sales International. The 2000 payment consisted of a $125,000 success fee and warrants to purchase 6,000 shares of Common Stock with a fair value of approximately $56,000.

         Cross Media and the holders of the Series C convertible preferred stock, including Lancer Offshore, Inc. ("Lancer"), entered into agreements pursuant to which the holders of the Series C convertible preferred stock agreed to waive specified defaults and other rights granted to them in the certificate of designations covering the Series C convertible preferred stock. These holders received consideration for the waivers, in the form of shares of Common Stock, warrants and other rights, ratably in accordance with the respective pro rata ownership interests in the Series C Shares as set forth below.

         Pursuant to an agreement among Cross Media and the holders of the Series C convertible preferred stock, on February 15, 2001, Cross Media redeemed an aggregate of 22,992 Series C convertible preferred stock, 16,665 of which were owned by Lancer, for an aggregate redemption price of $2,299,200 plus accrued and unpaid dividends through the redemption date of $122,300, of which Lancer received $1,738,418; the holders converted all of the remaining Series C convertible preferred stock into 789,250 shares of Common Stock, of which Lancer received 716,700 shares; and, in consideration of the agreement of the holders to convert the Series C convertible preferred stock, which would otherwise have been mandatorily redeemable by Cross Media in full on February 15, 2001, Cross Media issued to the holders, pro rata in accordance with the number of Series C convertible preferred stock converted by each of them, an aggregate of 133,280 additional shares of Common Stock, of which Lancer received 121,100 shares.

         Media Outsourcing, a subsidiary of Cross Media, entered into a five-year services agreement with TBC Telemarketing Inc., effective July 1, 2001 under which TBC is providing two senior consultants to train, manage and supervise one or more telemarketing centers selected by Media Outsourcing. As compensation for its services, TBC receives a base monthly retainer of $35,000, subject to an increase of 50% of the base retainer for each additional consultant TBC provides at Media Outsourcing's request, and a mark-up of all call center fees. TBC is also eligible to receive monthly bonuses based on the number of qualified orders received by the call centers supervised by TBC. Media Outsourcing must pay TBC a termination fee of $200,000 if it terminates the services agreement, unless termination is for cause. Dan

Berman, Senior Vice President - Operations of Cross Media, is Chairman of the Board of TBC.

         Upon the commencement of Dan Berman's employment with Media Outsourcing, Media Outsourcing agreed to loan TBC up to $200,000. Interest on the loan is payable at an annual rate of 7%. The loan will be repaid by applying 20% of any monthly bonus payments payable under the services agreement and, upon termination of the services agreement or Dan Berman's employment agreement for any reason other than by Cross Media or Media Outsourcing without cause, any remaining principal and interest on the loan becomes due and payable, except that if Media Outsourcing terminates the services agreement without cause, the loan is forgiven. The loan agreement has not been finalized.

         From August 2001 until November 2001, Xulu Group Inc. performed marketing consulting services for Cross Media. Xulu Group Inc. was paid approximately $60,000 for such services. Mr. Lambert is Managing Partner and Chief Executive Officer of Xulu Group Inc. and a Director of Cross Media.

         On October 24, 2001, Cross Media merged with LifeMinders, Inc. (the "LifeMinders Merger"). In the LifeMinders Merger, Jonathan Bulkeley received 69,787 shares of common stock and cash as merger consideration, Excelsior Venture Partners III, LLC, of which Douglas A. Lindgren is Co-Chief Executive Officer and Chief Investment Officer, received 520,609 shares of common stock and cash as merger consideration and David Mahony received 147 shares of common stock and cash as merger consideration. Additionally, in the LifeMinders Merger, Cross Media assumed LifeMinders Inc. options held by Messrs. Bulkeley and Mahony, 103,604 and 195,529, respectively. Messrs. Bulkeley and Lindgren are Directors of Cross Media. Mr. Mahony is an executive officer of Cross Media.

         On January 11, 2002, Cross Media acquired all of the capital stock of National Syndications, Inc. ("NSI") and all of the capital stock of Preferred Consumer Marketing, Inc. ("PCM"). As consideration for the acquisitions, the stockholders of NSI and PCM received approximately $16.9 million, as follows:
(i) $9.0 million in cash, (ii) $3 million in negotiable notes, (iii) $2,382,000 in non-negotiable promissory notes, (iv) $2,472,684 through the issuance of 279,859 shares of Common Stock. In addition to the merger consideration, Cross Media may pay up to $2.9 million in contingent consideration based on three times the Joint Ventures' 2001 EBITDA and the aggregate Joint Ventures' income from January 1, 2002 through December 31, 2004. The contingent consideration will be accounted for as additional purchase price. A liability for the contingent consideration has not been recorded, as the outcome of the contingency is not determinable beyond a reasonable doubt.

         The Common Stock issued as merger consideration was valued based on the average closing price of Cross Media's Common Stock for the 20 trading days immediately preceding the date of the merger agreements, or $8.51 per share, in accordance with the merger agreements. Cross Media entered into a registration rights agreement with the former stockholders of NSI and PCM.

         The promissory notes bear interest at the rate of 7% per annum, are payable in 36 consecutive monthly installments on the last business day of each month, commencing January 31, 2002, and are secured by the assets of NSI and PCM. Upon the closing, Cross Media obtained a letter of credit in the amount of $1,000,000 from Fleet National Bank under the NSI and PCM existing credit agreement. On March 19, 2002, Cross Media obtained a letter of credit in the amount of $5.6 million, representing the full amount of the notes, under its credit facility with Fleet described below.

         In addition to the merger consideration, Cross Media may make an additional payment to the former NSI and PCM stockholders. This payment, Stockholder JV Entitlement, is dependent on future EBITDA of the Joint Ventures, shall be equal to the lesser of (i) three times the Joint Ventures' 2001 EBITDA of approximately $2.9 million and (ii) the aggregate Joint Ventures' income from January 1,

2002 through December 31, 2004. The Stockholder JV Entitlement is payable quarterly over the three-year period. The Joint Ventures are joint ventures entered into by NSI with third parties prior to the closing of the acquisition.

         In the acquisitions, Mr. Pironti received 80% of the consideration and the other two former stockholders of NSI and PCM each received 10% of the consideration.

         In connection with the acquisitions, the credit agreement among NSI, PCM, Pironti and Fleet National Bank was amended to:

         -        release Mr. Pironti from liability under his guaranty;

         - amend the maturity date of the line of credit to March 12, 2002;

         - provide that the maximum aggregate amount outstanding under revolving credit loans and the letter of credit shall not exceed the lesser of $3,000,000 and a borrowing base (as defined in the credit agreement); and

         - provide for a guaranty by Cross Media of NSI's and PCM's obligations under the credit agreement.

         As of January 11, 2002, there were $1,500,000 of revolving credit loans outstanding under the credit agreement. This credit agreement was terminated in March 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 2001 were Messrs. Cohen, Bulkeley, Dorskind and Lambert.

         No person who served as a member of the Compensation Committee during 2001 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the Securities and Exchange Commission. Additionally, there were no compensation committee "interlocks" during 2001, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Pursuant to the proxy rules promulgated under the Exchange Act, Company stockholders are notified that the deadline for providing the Company timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company's Annual Meeting to be held in 2003 (the "2003 Annual Meeting") will be December 3, 2002. As to all such matters which the Company does not have notice on or prior to December 3, 2002, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2003 Annual Meeting to vote on such proposal.

         A stockholder proposal for the 2003 Annual Meeting must be submitted to the Company at its principal executive offices located at 461 Fifth Avenue, 19th Floor, New York, New York 10019 by December 3, 2002 to receive consideration for inclusion in the Company's proxy materials relating to the 2003 Annual Meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8 and applicable requirements set forth in the Company's Bylaws.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountant for the fiscal year ended December 31, 2001, is the firm of Grant Thornton LLP. Based upon the recommendation of the Audit Committee, the Board of Directors has selected Grant Thornton LLP to be the Company's independent auditor for 2002. The selection of the Company's independent auditor is not being submitted to stockholders because there is no legal requirement to do so.

         A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The representative will have the opportunity to make a statement if he or she so desires.

                             SOLICITATION OF PROXIES

         The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and any additional material furnished to stockholders. In addition, the Company may reimburse certain persons for their costs of forwarding the proxy material to stockholders. The Company does not anticipate that it will be necessary to supplement its solicitation of proxies by mail with telephone, telegram or personal solicitation of proxies by directors, officers of employees of the Company. However, if such persons are called upon to solicit proxies on behalf of the Company, no additional compensation will be paid for any of such services.

                             ADDITIONAL INFORMATION

         The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Stockholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary at 461 Fifth Avenue, 19th Floor, New York, New York 10019, telephone number (212) 457-1200.

         A copy of our 2001 Annual Report to Stockholders is being mailed to each stockholder with this Proxy Statement.

                                          On behalf of the Board of Directors


                                          Ronald Altbach
                                          Chairman of the Board and Chief
                                          Executive Officer

April 8, 2002
New York, New York

                                  FORM OF PROXY

                        CROSS MEDIA MARKETING CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 7, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        CROSS MEDIA MARKETING CORPORATION

         The undersigned, a stockholder of Cross Media Marketing Corporation (the "Company"), hereby constitutes and appoints Ronald Altbach and Richard Kaufman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders to be held on May 7, 2002 (the "Annual Meeting"), and any adjournments or postponements thereof, and to vote and represent all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

         1. To elect a Board of six directors to hold office until the next Annual Meeting and until their respective successors have been duly elected and qualified, as more fully described in the accompanying Proxy Statement.

         [ ] WITH AUTHORITY TO VOTE FOR ALL OF THE NOMINEES EXCEPT AS MARKED TO THE CONTRARY.


         [ ]      WITHOUT THE AUTHORITY TO VOTE FOR ALL OF THE NOMINEES.

         To withhold authority to vote for a nominee, put a line through or strike out the nominee's name.

         NOMINEES: Ronald Altbach, Richard Kaufman, Jonathan Bulkeley, Richard Cohen, William R. Morrissey and Alan Z. Senter.

         2. To transact such other business as may properly come before the Annual Meeting or any of its adjournments or postponements.

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS INTEND TO VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

         The undersigned hereby acknowledges receipt of the Company's Annual Report to Shareholders, Notice of the Company's 2002 Annual Meeting of Stockholders and the Proxy Statement relating thereto.

SIGNATURE                                          Date

---------------------------                             ------------------------


SIGNATURE                                          Date
---------------------------                             ------------------------

IMPORTANT: Please sign name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign. Please date this proxy.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.